EXHIBIT 3.1



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                                                               State of Delaware
                                                              Secretary of State
                                                        Division of Corporations
                                                   Delivered 10:00 AM 01/08/2007
                                                       FILED 10:00 AM 01/08/2007
                                                         SRV 070020897 - 4280738

                          CERTIFICATE OF INCORPORATION
                                       OF
                           UNLTD VENTURES INCORPORATED


    The undersigned natural, adult person, acting as incorporator of a corporation (hereinafter usually referred to as the "Corporation") pursuant to the provisions of the Delaware Corporation Law, hereby adopts the following Certificate of Incorporation for said Corporation:

                                    ARTICLE I
                                      Name

             The name of the Corporation shall be UNLTD Ventures Incorporated.

      ARTICLE IIDuration The period of duration of the Corporation shall be perpetual.

                                   ARTICLE III
                                     Purpose

    The purpose for which the Corporation is organized is to transact any or all lawful business for which corporations may be incorporated pursuant to the Delaware Corporation Law.

                                   ARTICLE IV
                                  Capital Stock

    The authorized capital stock of the Corporation shall consist of 50,000,000 shares of common stock, $0.0001 par value, and 1,000,000 shares of preferred stock, $0.0001 par value.

                                    ARTICLE V
                            Preferences, Limitations,
                      and Relative Rights of Capital Stock

    No share of the common stock shall have any preference over or limitation in respect to any other share of such common stock. All shares of common stock shall have equal rights and privileges, including the following:



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    1. All shares of common stock shall share equally in dividends. Subject to the applicable provisions of the laws of this State, the Board of Directors of the Corporation may, from time to time, declare and the Corporation may pay dividends in cash, property, or its own shares, except when the Corporation is insolvent or when the payment thereof would render the Corporation insolvent or when the declaration or payment thereof would be contrary to any restrictions contained in this Certificate of Incorporation. When any dividend is paid or any other distribution is made, in whole or in part, from sources other than unreserved and unrestricted earned surplus, such dividend or distribution shall be identified as such, and the source and amount per share paid from each source shall be disclosed to the stockholder receiving the same concurrently with the distribution thereof and to all other stockholders not later than six months after the end of the Corporation's fiscal year during which such distribution was made.

    2. All shares of common stock shall share equally in distributions in partial liquidation. Subject to the applicable provisions of the laws of this State, the Board of Directors of the Corporation may distribute, from time to time, to its stockholders in partial liquidation, out of stated capital or capital surplus of the Corporation, a portion of its assets in cash or property, except when the Corporation is insolvent or when such distribution would render the Corporation insolvent. Each such distribution, when made, shall be identified as a distribution in partial liquidation, out of stated capital or capital surplus, and the source and amount per share paid from each source shall be disclosed to all stockholders of the Corporation concurrently with the distribution thereof. Any such distribution may be made by the Board of Directors from stated capital without the affirmative vote of any stockholders of the Corporation.

     3.   a.   Each  outstanding  share of common stock shall be entitled to one vote at stockholders' meetings, either in person or by proxy.

          b. The designations, powers, rights, preferences, qualifications, restrictions and limitations of the preferred stock shall be established from time to time by the Corporation's Board of Directors, in accordance with the Delaware Corporation Law.

          c.   i)   Cumulative  voting  shall  not be allowed in elections of
                    directors or for any purpose.

               ii) No holders of shares of capital stock of the Corporation shall be entitled, as such, to any preemptive or preferential right to subscribe to any unissued stock or any other securities which the Corporation may now or hereafter be authorized to issue. The Board of Directors of the Corporation, however, in its discretion by resolution, may determine that any unissued securities of the Corporation shall be offered for subscription solely to the holders of common stock of the Corporation, or solely to the holders of any class or classes of such stock, which the Corporation may now or hereafter be authorized to issue, in such proportions based on stock ownership as said board in its discretion may determine.

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               iii. The Board of  Directors  may restrict the transfer of any of the Corporation's stock issued by giving the Corporation or any stockholder "first right of refusal to purchase" the stock, by making the stock redeemable, or by restricting the transfer of the stock under such terms and in such manner as the directors may deem necessary and as are not inconsistent with the laws of this State. Any stock so restricted must carry a conspicuous legend noting the restriction and the place where such restriction may be found in the records of the Corporation.

               iv. The judgment of the Board of Directors as to the adequacy of any consideration received or to be received for any shares, options, or any other securities which the Corporation at any time may be authorized to issue or sell or otherwise dispose of shall be conclusive in the absence of fraud, subject to the provisions of these Articles of Incorporation and any applicable law.

                                   ARTICLE VI
                                Registered Agent

   The name and address of the Corporation's initial registered agent shall be:

                             The Company Corporation
                              2711 Centerville Road
                                    Suite 400
                                Newcastle County
Wilmington, Delaware  19808

    The Board of Directors, however, from time to time may establish such other offices, branches, subsidiaries, or divisions which it may consider to be advisable.

                                   ARTICLE VII
                                    Directors

    The affairs of the Corporation shall be governed by a board of not less than one (1) director, who shall be elected in accordance with the Bylaws of the Corporation. Subject to such limitation, the number of directors shall be fixed by or in the manner provided in the Bylaws of the Corporation, as may be amended from time to time. The organization and conduct of the board shall be in accordance with the following:

    l. The name and address of the initial Director, who shall hold office until the first annual meeting of the stockholders of the Corporation or until his successor shall have been elected and qualified, is:



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            Name                         Address
          ---------                 ------------------

         Sheldon Kales              464 Old Orchard Grove
                                    Toronto, Ontario
                                    Canada M5M 2G4

      2. The directors of the Corporation need not be residents of Delaware and shall not be required to hold shares of the Corporation's capital stock.

      3. Meetings of the Board of Directors, regular or special, may be held within or without Delaware upon such notice as may be prescribed by the Bylaws of the Corporation. Attendance of a director at a meeting shall constitute a waiver by him of notice of such meeting unless he attends only for the express purpose of objecting to the transaction of any business thereat on the ground that the meeting is not lawfully called or convened.

      4. A majority of the number of directors at any time constituting the Board of Directors shall constitute a quorum for the transaction of business.

      5. By resolution adopted by a majority of the Directors at any time constituting the Board of Directors, the Board of Directors may designate two or more directors to constitute an Executive Committee or one or more other committees each of which shall have and may exercise, to the extent permitted by law or in such resolution, all the authority of the Board of Directors in the management of the Corporation; but the designation of any such committee and the delegation of authority thereto shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed on it or him by law.

      6. Any vacancy in the Board of Directors, however caused or created, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office and until his successor is duly elected and qualified.

                                  ARTICLE VIII
                                    Officers

       The officers of the Corporation shall be prescribed by the Bylaws of this Corporation.

                                   ARTICLE IX
                            Meetings of Stockholders

     Meetings of the stockholders of the Corporation shall be held at such place within or without Delaware and at such times as may be prescribed in the Bylaws of the Corporation. Special meetings of the stockholders of the Corporation may be called by the President of the Corporation, the Board of Directors, or by the record holder or holders of at least ten percent (l0%) of all shares entitled to vote at the meeting. At any meeting of the stockholders, except to the extent otherwise provided by law, a quorum shall consist of one third of the shares

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entitled to vote at the meeting;  and, if a quorum is present,  the  affirmative vote of the majority of shares represented at the meeting and entitled to vote thereat shall be the act of the stockholders unless the vote of a greater number is required by law.

                                    ARTICLE X
                                     Voting

       When, with respect to any action to be taken by stockholders of this Corporation, the laws of Delaware requires the affirmative vote of the holders of more than a majority of the outstanding shares entitled to vote thereon, or of any class or series, such action may be taken by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote on such action.

                                   ARTICLE XI
                                     Bylaws

    The initial Bylaws of the Corporation shall be adopted by its Board of Directors. Subject to repeal or change by action of the stockholders, the power to alter, amend, or repeal the Bylaws or to adopt new Bylaws shall be vested in the Board of Directors.

                                   ARTICLE XII
                         Transactions with Directors and
                            Other Interested Parties

     No contract or other transaction between the Corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by the Corporation, and no act of the Corporation shall in any way be affected or invalidated by the fact that any of the directors of the Corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation. Any director of the corporation, individually, or any firm with which such director is affiliated may be a party to or may be pecuniarily or otherwise interested in any contract or transaction of the Corporation; provided, however, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors of the Corporation, or a majority thereof, at or before the entering into such contract or transaction; and any director of the Corporation who is also a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested.

                                  ARTICLE XIII
                        Limitation of Director Liability
                               and Indemnification

     No director of the Corporation shall have liability to the Corporation or to its stockholders or to other security holders for monetary damages for breach of fiduciary duty as a director; provided, however, that such provisions shall not eliminate or limit the liability of a director to the Corporation or to its shareholders or other security holders for monetary damages for: (i) any breach of the director's duty of loyalty to the Corporation or to its shareholders or


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other security holders; (ii) acts or omissions of the director not in good faith or which involve intentional misconduct or a knowing violation of the law by such director; (iii) acts by such director as specified by the Delaware Corporation Law; or (iv) any transaction from which such director derived an improper personal benefit.

    No officer or director shall be personally liable for any injury to person or property arising out of a tort committed by an employee of the Corporation unless such officer or director was personally involved in the situation giving rise to the injury or unless such officer or director committed a criminal offense. The protection afforded in the preceding sentence shall not restrict other common law protections and rights that an officer or director may have.

    The word "director" shall include at least the following, unless limited by Delaware law: an individual who is or was a director of the Corporation and an individual who, while a director of a Corporation is or was serving at the Corporation's request as a director, officer, partner, trustee, employee or agent of any other foreign or domestic corporation or of any partnership, joint venture, trust, other enterprise or employee benefit plan. A director shall be considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on or otherwise involve services by him to the plan or to participants in or beneficiaries of the plan. To the extent allowed by Delaware law, the word "director" shall also include the heirs and personal representatives of all directors.

    This Corporation shall be empowered to indemnify its officers and directors to the fullest extent provided by law, including but not limited to the provisions set forth in the Delaware Corporation Law, or any successor provision.

                                  ARTICLE XIII
                                  Incorporator

         The name and address of the incorporator of the Corporation is as follows:

                   Name                         Address
                ----------                   -------------

              William T. Hart                1624 Washington Street
                                             Denver, CO 80203

     IN WITNESS WHEREOF, the undersigned incorporator has hereunto affixed his signature on the 2nd day of January 2007.



                                             /s/ William T. Hart
                                            ----------------------------------
                                            William T. Hart


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                           UNLTD VENTURES INCORPORATED

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION

      UNLTD Ventures Incorporated, organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That at a meeting of the Directors of UNLTD Ventures Incorporated a resolution was duly adopted on December 15, 2008 setting forth proposed amendments to the Certificate of Incorporation of said Corporation and declaring said amendments to be advisable.

The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this Corporation be is amended:

       (1) by changing Article I so that, as amended, Article I shall be and read as follows:

           The name of this Corporation will be:  ActiVein, Inc.

       (2) by changing Article IV so that, as amended, Article IV shall be and read as follows:

               The authorized capital stock of the Corporation shall consist of 50,000,000 shares of common stock, $0.0001 par value and 10,000,000 shares of preferred stock, $0.0001 par value.

       (3) by changing Section 3 of Article VII so that, as amended, Section 3 of Article VII shall be and read as follows:

               Meetings of the Board of Directors, regular or special, may be held within or without Delaware upon such notice as may be prescribed by the Bylaws of the Corporation. Attendance of a director at a meeting shall constitute a waiver by him of notice of such meeting unless he attends only for the express purpose of objecting to the transaction of any business thereat on the ground that the meeting is not lawfully called or convened. Any one director or shareholders holding more than 10% of the shares entitled to vote at any meeting of shareholders may call a meeting of the Board of directors of the Corporation, and the chairman of this Corporation's Board of Directors shall call such a meeting upon such request

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       (4) by changing Section 6 of Article VII so that, as amended, Section 6 of Article VII shall be and read as follows:

               Until the date this Corporation's shares are publicly traded on the OTC Bulletin board, the NASDAQ Stock Market or any national stock exchange based in the United States:

               o Market Boaz Dor can designate his replacement on the Board of Directors in the event of his resignation; and

               o Xenia Venture Capital Ltd. has the right to remove Anat Segal, Eitan Kyiet, Ilan Shalev and/or Avi Lior as directors and to designate the replacement on the Board of Directors of any director so removed.

               In all cases the right to appoint a director shall include the right to remove and replace such director. Appointments, removals and replacements shall be effected by furnishing written notification to the Corporation, signed by the person having the right to appoint the director. Any notice regarding the appointment, removal or replacement of a director shall be delivered to the Corporation in writing, and shall become effective on the date fixed in such notice, or upon the delivery thereof to the Corporation, whichever is later.

       (5) by changing Article X so that, as amended, Article X shall be and read as follows:

               When, with respect to any action to be taken by stockholders of this Corporation, the laws of Delaware requires the affirmative vote of the holders of more than a majority of the outstanding shares entitled to vote thereon, or of any class or series, such action may be taken by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote on such action.

               Notwithstanding the above, until the date this Corporation's shares are publicly traded on the OTC Bulletin Board, the NASDAQ Stock Market, or any national stock exchange based in the United States, any action or resolution of the Corporation's shareholders, or of the Corporation's Board of Directors, regarding any of the following actions whether concerning the Corporation itself, or ActiVein Ltd., shall require the consent of two thirds of the Corporation's directors at any regular or special meeting or the approval of Xenia Venture Capital Ltd.:

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               o    an amendment to the Certificate of Incorporation;

               o the entry into any new line of business or new business activity;

               o a merger, consolidation or acquisition, or the sale, lease or other disposal of all or substantially all of the Corporation's assets or those of ActiVein Ltd.;

               o a transactions with any officer, director, or any other party related, directly or indirectly;

               o the declaration and payment of any dividends or other distributions;

               o    the   liquidation,   dissolution   or   winding-up   of  the
                    Corporation or of ActiVein Ltd.;

               o    the constitution of any committee of the Board of Directors;

               o the sale, license, contribution or disposition of the Corporation's core intellectual property or that of ActiVein Ltd.;

               o a change of domicile of ActiVein Ltd., whose domicile and base of operations shall remain in Israel; or

               o any change to the composition of the Board of Directors of ActiVein Ltd.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of Delaware.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed this 10th day of March, 2009.

                                    By:  /s/ Sheldon Kales
                                        -------------------------------
                                        Authorized Officer

                                    Title:    President
                                          ------------------------------

                                    Name:  Sheldon Kales
                                         -------------------------------

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